Exhibit 99.1

Microbot Medical® to Open Inaugural

Endovascular Robotics Session at the

Society of Robotic Surgery Annual Meeting

Leading Endovascular Innovators to Highlight Emergence and Growth of

Robotics in the Specialty

HINGHAM, Mass., July 8, 2025 -- Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic System, announced its participation in the inaugural Endovascular Robotics session at the Society of Robotic Surgery (SRS) annual meeting, being held from July 16-20, in Strasbourg, France. The Company applauds the SRS for recognizing the growing need to spotlight this field, which Microbot believes is being driven by rapid innovation and rising market demand.

The panel session, titled: Endovascular Robotics; the next frontier for robotic surgery, will take place at 1:30am CEST on Saturday July 19th and will be moderated by Dr. Adnan Siddiqui, a University of Buffalo Distinguished Professor and Vice Chairman in the Department of Neurosurgery (UBNS) at the State University of New York at Buffalo’s Jacobs School of Medicine and Biomedical Sciences, and Dr. Ryan Madder, Section Chief of Interventional Cardiology and Director of the Cardiac Cath Lab at Corewell Health™ in Grand Rapids, Michigan.

Harel Gadot, the Company’s Chairman, CEO and President, will present an overview of the endovascular robotic market. Mr. Gadot will be joined by representatives from other medical robotics companies to discuss emerging technologies in the peripheral vascular, neurovascular and cardiovascular spaces. The SRS meeting provides the Company a timely platform to introduce and educate Interventional Radiologists (IR) and the broader medical community on the LIBERTY system.

The SRS is founded on the fundamental principles of education and collaboration as a means to tackle the complex issues of robotic surgery. SRS provides possibilities in terms of multi-centric studies, database collection, fellowship training and funding support. The organization seeks participation from residents and fellows and young faculty in the hope that they can assist them as they embrace robotics. The society is global with each continent having its own board and input into SRS activities.

The Company is strengthening its sales and marketing infrastructure as part of the LIBERTY launch plans in the United States, while awaiting the anticipated U.S. Food and Drug Administration’s (FDA) 510(k) decision during the current quarter.

LIBERTY is an investigational device pending FDA 510(k) clearance, and is currently not available for sale in the U.S.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-commercial stage medical technology company with a vision to redefine endovascular robotics and improve the quality of care for millions of patients and providers globally. The Company has developed the world’s first single-use, fully disposable endovascular robotic system, which aims to eliminate traditional barriers to accessing advanced robotic systems.

Further information about Microbot Medical® is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, the Company’s need for and ability to obtain additional working capital to continue its transition to a commercially focused company, market conditions, risks inherent in the development and/or commercialization of the LIBERTY Endovascular Robotic System, uncertainty in the results of regulatory pathways and regulatory approvals, including whether the FDA will timely grant 510(k) clearance to commercially market the LIBERTY Endovascular Robotic System in the United States if at all, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

IR@microbotmedical.com